EXHIBIT 3.1
JOE MANCHIN, III Secretary of State State Capitol, W-139 1900 Kanawha Blvd. East Charleston, WV 25305-0770		Penny Barker, Supervisor CORPORATIONS DIVISION Tel: (304) 558-8000 Fax: (304) 558-0900
	WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY	CTRL # _ _ _ _ _
We, acting as organizers according to West Virginia Code Section 31B-2-202, adopt the following Articles of Organization for a West Virginia Limited Liability Company:
1.

The name of the West Virginia limited liability company shall be: [The name must contain one of the required terms such as limited liability company" or abbreviations such as "LLC" or "PLLC"see instructions for list of acceptable terms.]

Allegheny Communications Connect of West Virginia, LLC
2.	The company will be an: [X] LLC	[ ] professional LLC for the profession of _________
3.	The physical address (not a PO box) in West Virginia of the initial designated office of the company will be: [need not be a place of the company's business]	Street: 1310 Fairmont Avenue City/State/Zip: Fairmont, WV 26554
4.	The mailing address of the principal office will be:	Street/Box: 100 Brush Run Road City/State/Zip: Greensburg, PA 15601
5.	The name and street address of the person to whom notice of process may be sent is:	Name: Gary A. Jack, Esq. Street: 1310 Fairmont Avenue City/State/Zip: Fairmont, WV 26554
	The mailing address of the above agent of process, if different, is:	Street/Box: __________________ City/State/Zip: __________________
6.	The name and address of each organizer and of each member with signature authority (attach additional page).

Name	No. & Street	City, State, Zip
Gary A. Jack (organizer)	1310 Fairmont Avenue	Fairmont, WV 26554
Allegheny Communications Connect, Inc. (member)	100 Brush Run Road	Greensburg, PA 15601
7.	The company will be:	[ X ] an at-will company, for an indefinite period. [ ] a term company, for the term of __________ years.
FORM LLD-1 Issued by the Secretary of State, State Capitol, Charleston, WV 25305-0770 Revised 1/01
WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY Page 2
8.	The company will be:	[ X ]	member-managed. [Professional LLCs, please list all members on attached sheet to assure compliance with licensing requirements.]
		[ ]	manager-managed, and the name and address of each initial manager is listed below, [Attach extra sheet if needed.]
9.	All or specified members of a limited liability company are liable in their capacity as members for all or specified debts, obligations or liabilities of the company.	[ ] [ ]

NO All debts, obligations and liabilities are those of the company.

YES Thos persons who are liable in their capacity as members for all debts, obligations or liability of the company have consented in writing to the adoption of the provision or to be bound by the provision.

10.

The purposes for which this limited liability company is formed are as follows:
(Describe the type(s) of business activity which will be conducted, for example, "real estate," "construction of residential and commercial buildings," "commercial printing," "professional practice of architecture.")

Applicant will be engaged in the business of providing telecommunications services, information services, other like services or products and/or services or products that are related or incidental thereto.

11.	Other provisions which may be set forth in the operating agreement or matters not inconsistent with law: [See instructions for further information; use extra pages if necessary.] NONE
12.	The number of pages attached and included in these Articles is ___________.
13.	The requested effective date is: [Requested date may not be earlier than filing nor later than 90 days after filing.]	[ X ] [ ]	The date & time of filing The following date _______________ and time _________
14.

ACKNOWLEDGEMENT: [Articles must be signed in the name of the company by a: (1) manager of a manger-managed company; (2) member of a member-managed company; (3) person organizing the company, if the company has not been formed; or (4) attorney-in-fact for any of the above. Documents with photocopied signature cannot be accepted.]
I, the undersigned, for the purpose of forming a limited liability company under the laws of the State of West Virginia, do make and file this "Articles of Organization" in the name of and on behalf of the company.

          Gary A. Jack                              Attorney                              /s/ Gary A. Jack
     Name [print or type]                           Title/Capacity                                  Signature

          [Signer must acknowledge the signature before a notary, and notary must apply seal for document to be recorded.]

          STATE OF West Virginia, COUNTY OF Marion;

          I, Twila M. West, a Notary Public, hereby certify that Gary A. Jack, whose name is signed to the foregoing Articles of Organization, this day personally appeared before me and acknowledged his/her signature.

          My commission expires June 9, 2008 /s/ Twila M. West, Notary Public

          ___________Articles prepared by Gary A. Jack, (address) 1310 Fairmont Avenue, Fairmont, WV 26554
                 SEAL